UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of earliest event reported): September 22, 2015

Synthesis Energy Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33522	20-2110031
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Riverway, Suite 300 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

(713) 579-0600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

In accordance with General Instruction B.2. of Form 8-K, the information presented under Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 1.01 Entry Into a Material Contract

On September 22, 2015, Synthesis Energy Systems (Zao Zhuang) New Gas Company Ltd., a Chinese joint venture of Synthesis Energy Systems, Inc. (the “ZZ Joint Venture”), refinanced its working capital loan agreement with Zaozhuang Bank Co., Ltd. Key terms of the refinanced working capital loan are as follows:

•	Principal amount of the loan continues to be 20 million yuan, or approximately $3.1 million;

•	Term of the loan now expires on August 22, 2016;

•	Interest is now payable monthly at an annual rate of 10%;

•	Shandong Weijiao Group Xuecheng Energy Company Ltd., the Company’s joint venture partner, continues to be the guarantor of the loan;

•	Certain assets of the ZZ Joint Venture, including land use rights and the administration building, continues to be pledged as collateral for the loan; and

•	Loan is subject to customary events of default which, should one or more of them occur and be continuing, would permit Zaozhuang Bank Co., Ltd. to declare all amounts owing under the agreement to be due and payable immediately.

On September 28, 2015, the Company issued a press release announcing the refinancing. A copy of the press release is filed herewith as Exhibit 99.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The text set forth in Item 1.01 regarding the terms and conditions of the refinanced working capital loan for the ZZ Joint Venture is incorporated into this Item 2.03 by reference.

Item 7.01 Regulation FD Disclosure

On September 22, 2015, the Company issued a press release providing an update its work with Dengfeng Power Group through Tianwo-SES Clean Energy Technologies Co., Ltd., one of its China joint ventures. A copy of the press release is furnished herewith as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits

Exhibits

**10.1 Working Capital Loan Contract between Zaozhuang Bank and Synthesis Energy Systems (Zaozhuang) New Gas Co., Ltd. dated September 22, 2015.

**10.2 Loan Extension Agreement among Zaozhuang Bank Co., Ltd., Synthesis Energy Systems (ZaoZhuang) New Gas Company, Ltd., Shandong Weijiao Group Xuecheng Energy Co., Ltd. and Synthesis Energy Systems (ZaoZhuang) New Gas Company, Ltd. dated September 22, 2015.

**99.1 Press release dated September 28, 2015 related to the ZZ Joint Venture working capital loan refinancing.

*99.2 Press release dated September 22, 2015 related to Dengfeng Power Group announcement.

* = Furnished herewith

** = Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Synthesis Energy Systems, Inc.

Dated: September 28, 2015	/s/ Robert Rigdon
Robert Rigdon
President and Chief Executive Officer

Exhibit Index

**10.1	Working Capital Loan Contract between Zaozhuang Bank and Synthesis Energy Systems (Zaozhuang) New Gas Co., Ltd. dated September 22, 2015.

**10.2	Loan Extension Agreement among Zaozhuang Bank Co., Ltd., Synthesis Energy Systems (ZaoZhuang) New Gas Company, Ltd., Shandong Weijiao Group Xuecheng Energy Co., Ltd. and Synthesis Energy Systems (ZaoZhuang) New Gas Company, Ltd. dated September 22, 2015.

**99.1	Press release dated September 28, 2015 related to the ZZ Joint Venture working capital loan refinancing.

*99.2	Press release dated September 22, 2015 related to Dengfeng Power Group announcement.

* = Furnished herewith

** = Filed herewith